UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 29, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	001-32373	27-0099920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 27, 2012, the executive officers of the Company listed below are eligible for annual performance-based cash incentives under the Company’s Executive Cash Incentive Plan. Some of these executive officers also are entitled to discretionary bonuses awarded pursuant to the terms of their employment agreements or by a determination of the Compensation Committee, as described in more detail below.

•	Sheldon G. Adelson, Chairman, Chief Executive Officer and Treasurer
•	Michael A. Leven, President and Chief Operating Officer
•	Robert G. Goldstein, Executive Vice President and President of Global Gaming Operations
•	Kenneth J. Kay, Executive Vice President and Chief Financial Officer
•	John P. Caparella, President and Chief Operating Officer of The Venetian / The Palazzo and Sands Expo & Convention Center.

Mr. Adelson is eligible for two types of annual performance-based cash incentive opportunities, a quarterly base bonus and an annual supplemental bonus, and a performance-based grant of restricted stock.  The target base bonus, annual bonus and restricted stock grant opportunities are described in Mr. Adelson’s employment agreement and are primarily subject to the Company’s attainment of predetermined 2012 EBITDA-based performance targets.

Under their respective employment agreements or arrangements, Messrs. Leven, Goldstein, Kay and Caparella are eligible to receive discretionary bonuses under the Company’s management incentive program, subject to achievement of minimum pre-established  performance objectives (with actual bonuses based on equal weighting of individual and Company EBITDA-based performance).

Although the Company did not achieve all of the pre-determined 2012 EBITDA-based performance targets, on January 29, 2013, the Compensation Committee of the Board of Directors in its sole discretion approved the following in respect of the 2012 performance of the executive officers named above: for Mr. Adelson,  a $2,933,974 cash bonus (consisting of previously unpaid base bonus payments of $1,284,814 and an annual supplemental bonus payment of $1,220,888) and a $912,500 restricted stock grant, representing 100% of his previously unpaid 2012 target base bonuses, 45% of his 2012 target annual supplemental bonus opportunity and 50% of his target restricted stock opportunity; and for Messrs. Leven, Goldstein, Kay and Caparella, cash bonuses of $2,700,000, $1,350,000, $1,070,784 and $467,775, respectively, representing 90% of their respective 2012 target annual bonus.  These payments were made in recognition of the excellent personal performance by each of these executive officers, their achievement of individual performance objectives, as described above, and the determination that the factors governing the inability to achieve the pre-determined 2012 Company EBITDA-based performance targets were beyond the control of the individual executives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 4, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
	Name:	Ira H. Raphaelson
	Title:	Executive Vice President and Global General Counsel

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